Exhibit 23.1








            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Universal Stainless & Alloy Products, Inc. and subsidiaries pertaining to the Universal Stainless & Alloy Products, Inc. 1996 Employee Stock Purchase Plan of our report dated February 24, 2006 relating to the consolidated financial statements and financial statement schedule of Universal Stainless & Alloy Products, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of Universal Stainless & Alloy Products, Inc. for the fiscal year ended December 31, 2005.







/s/ Schneider Downs & Co., Inc.

Pittsburgh, Pennsylvania
August 29, 2006